Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS SECOND QUARTER 2007 RESULTS AND ANNOUNCES HIRING OF NEW CHIEF OPERATING OFFICER

DALLAS, TEXAS (July 30, 2007)— Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the second quarter ended June 30, 2007.  For the second quarter of 2007, net patient service revenue increased 2.5% to $104.0 million, compared with $101.5 million for the second quarter of 2006.  The Company’s income from continuing operations for the second quarter of 2007 was $4.5 million as compared with $7.0 million for the second quarter of 2006, a decrease of 36.2%.  Earnings per diluted share from continuing operations were $0.13 for the second quarter of 2007 as compared with $0.20 for the second quarter of 2006.

For the six months ended June 30, 2007, net patient service revenue increased 1.7% to $205.3 million, compared with $201.9 million for the second quarter of 2006.  The Company’s income from continuing operations for the first six months of 2007 was $8.6 million, or $0.25 per diluted share, compared with income from continuing operations for the same six-month period of 2006 of $13.3 million, or $0.38 per diluted share.

In commenting on the results for the second quarter of 2007, Robert A. Lefton, President and Chief Executive Officer of Odyssey HealthCare, said, “As we have discussed in the past, many of the strategies we are implementing to improve our long-term results will have a negative impact on our earnings in the short term.  Our income from continuing operations for the second quarter was negatively impacted by several factors, including additional pre-tax losses of approximately $0.3 million in the quarter related to our inpatient development initiative, increased operating expenses of approximately $0.6 million related to the implementation of our new integrated billing system, an increase in the Medicare cap contractual adjustment of approximately $1.0 million, and an increase of approximately $0.2 million in start-up losses related to our de novo program development.”

Mr. Lefton added, “The increase in the Medicare cap contractual adjustment was largely caused by modifications made by the Company in 2007 to better estimate the Company’s Medicare cap contractual adjustment related to patient transfers and other live discharges.  The Medicare cap contractual adjustment for the second quarter of 2006 also did not include an increase in the Medicare cap contractual adjustment recorded in the fourth quarter of 2006 due to these modifications, a portion of which related to the second quarter of 2006.  Notwithstanding the additional expenses that we have incurred related to our inpatient development initiative, the implementation of our new integrated billing system and our de novo program development, our patient census growth and annual rate increases have not been sufficient to offset increases in our operating expenses due to inflationary pressure.”

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ODSY Announces Second Quarter 2007 Results

July 30, 2007

In discussing the progress the Company has made on its 2007 initiatives, Mr. Lefton said, “Although we are not satisfied with the results for the quarter, particularly in the growth in patient volume, we are pleased with the progress made in the quarter on our other major initiatives.  We made substantial progress in the review of our program portfolio and took actions in this area to exit several underperforming markets, namely, the Valdosta, Georgia; Columbia, South Carolina; St. George, Utah; Rockford, Illinois; Huntsville, Alabama; and Allentown, Pennsylvania, markets.  We completed the sale of the Valdosta, Georgia, and Columbia, South Carolina, programs in the second quarter and expect to complete our exit from the remaining markets in the third quarter of 2007.  As the result of our portfolio review process, we are reducing the number of operating regions from eight to seven, an action which will reduce future operating expenses by approximately $0.5 million annually.  We also made progress in our Medicare cap strategy by combining certain programs and implementing revised marketing strategies in others to achieve a more balanced patient mix in those programs.  We have also made several key hires in our sales management area that we believe will be instrumental in our efforts to improve our same store growth rate.  The goal of many of the initiatives we have implemented is to increase our growth and profitability; however, as we have stated in the past, it is going to take time for these initiatives to be fully implement and show positive results.”

New Chief Operating Officer

The Company also announced that Craig P. Goguen will join the Company on August 20, 2007, as Senior Vice President and Chief Operating Officer.  Mr. Goguen has extensive experience in healthcare operations, having served as a Division Vice President of DaVita, Inc., a national provider of renal dialysis services, since 2000 with responsibility for approximately $300 million in revenue.  Prior to serving as a Division Vice President, Mr. Goguen served as a Director of Operation and Business Development for DaVita from 1997 to 2000.  Mr. Goguen earned his Masters in Business Administration from Harvard University’s Graduate School of Business Administration and his Bachelor of Arts in Economics from Amherst College.

“We are extremely pleased to have Craig join our executive team,” said Mr. Lefton.  “Craig has a wealth of experience operating in a highly decentralized business environment, having operated a division of DaVita that included over 100 outpatient dialysis centers and acute hospital dialysis units, including several joint ventures.  In addition, Craig has a proven track record of achieving exceptional financial performance.  I am looking forward to working with Craig to enhance our operations and implement our operating strategies.”

Stock Repurchase

During the second quarter, the Company repurchased 812,700 shares of its common stock for approximately $10.7 million (average cost of $13.22 per share).  The Company currently has approximately $40.0 million available for additional stock repurchases under its previously announced stock repurchase program.  Shares used for computing diluted earnings per share for the second quarters of 2007 and 2006 were 33.5 million and 34.7 million, respectively.

Guidance

The Company also announced that, based on its actual earnings through the first half of 2007, it is withdrawing its previously issued earnings guidance for 2007.  Mr. Lefton added, “In light of the difficulty in estimating the timing of when the Company’s various initiatives will positively impact the Company’s operating performance, the Company will not be providing updated earnings guidance at this time.”

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ODSY Announces Second Quarter 2007 Results

July 30, 2007

Conference Call

Odyssey will host a conference call to discuss the second quarter 2007 results on Tuesday, July 31, 2007, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2007 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of  pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates;  changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Second Quarter 2007 Results

July 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
SELECTED OPERATING DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations: (1)
Admissions	8,193	8,303	16,949	17,167
Average Daily Census	8,138	8,072	8,106	8,017
Average Length of Stay	90.4	84.3	87.7	84.1
Gross Revenue per Patient Day	$148.23	$143.65	$147.46	$144.28
Medicare Cap as % of Gross Revenue	2.0%	1.2%	2.0%	1.1%
Commercial Contractual as % of Gross Revenue	2.1%	1.5%	2.1%	1.5%
Non Funded Contractual as % of Gross Revenue	1.1%	1.1%	1.1%	1.0%
Net Revenue per Patient Day	$140.48	$138.17	$139.91	$139.11
Operating Expense per Patient Day	$131.97	$124.01	$131.65	$125.36
Bad Debt Expense as % of Net Revenue	1.2%	0.7%	0.9%	1.0%

Same-Facility: (2)
Admissions	8,143	8,127	16,864	16,901
Average Daily Census	8,115	7,971	8,086	7,933
Average Length of Stay	90.6	84.5	87.9	84.2

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)	Same-facility information includes hospice programs that have been Medicare certified for at least twelve months or were acquired more than a year ago.

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ODSY Announces Second Quarter 2007 Results

July 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net patient service revenue	$104,032	$101,491	$205,284	$201,865
Operating expenses:
Direct hospice care	62,192	58,962	122,955	117,802
General and administrative – hospice care	22,581	20,345	44,553	40,032
General and administrative – support center	10,262	9,820	20,888	19,543
Provision for uncollectible accounts	1,207	688	1,819	2,057
Depreciation	1,415	1,191	2,814	2,311
Amortization	69	84	128	177
Income from continuing operations
before other income (expense)	6,306	10,401	12,127	19,943

Other income (expense):
Interest income	618	695	1,258	1,247
Interest expense	(49)	(44)	(97)	(93)
	569	651	1,161	1,154
Income from continuing operations
before provision for income taxes	6,875	11,052	13,288	21,097
Provision for income taxes	2,410	4,053	4,726	7,763
Income from continuing operations	4,465	6,999	8,562	13,334
Loss from discontinued operations, net of tax	287	506	729	1,003
Net income	$4,178	$6,493	$7,833	$12,331

Income (loss) per common share:
Basic:
Continuing operations	$0.13	$0.20	$0.25	$0.39
Discontinued operations	0	(0.01)	(0.02)	(0.03)
Net income	$0.13	$0.19	$0.23	$0.36
Diluted:
Continuing operations	$0.13	$0.20	$0.25	$0.38
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.03)
Net income	$0.12	$0.19	$0.23	$0.35

Weighted average shares outstanding:
Basic	33,276	34,202	33,407	34,250
Diluted	33,466	34,676	33,590	34,741

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ODSY Announces Second Quarter 2007 Results

July 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	June 30,	Dec. 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$13,279	$7,572
Short-term investments	46,086	62,390
Accounts receivable from patient services, net of allowance for uncollectible accounts of $2,687 and $2,501 at June 30, 2007 and December 31, 2006, respectively	75,386	64,007
Income taxes receivable	608	6,134
Deferred tax asset	654	
Prepaid expenses and other current assets	5,904	5,773
Assets of discontinued operations	216	631
Total current assets	142,133	146,507
Property and equipment, net of accumulated depreciation	23,907	20,563
Goodwill	98,179	98,179
Intangibles, net of accumulated amortization	6,169	4,737
Total Assets	$270,388	$269,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,942	$7,171
Accrued compensation	14,239	14,089
Accrued nursing home costs	13,314	11,584
Accrued Medicare cap contractual adjustments	24,666	26,679
Other accrued expenses	17,414	16,397
Income taxes payable	1,320	
Deferred tax liability		209
Current maturities of long-term debt	2	2
Total current liabilities	74,897	76,131
Long-term debt, less current maturities		1
Deferred tax liability	13,950	13,720
Other liabilities	1,468	538
Commitments and contingencies		
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,040,285 and 37,870,373 shares issued at June 30, 2007 and December 31, 2006, respectively	38	38
Additional paid-in capital	111,690	108,682
Retained earnings	135,137	126,921
Treasury stock, at cost, 5,043,672 and 4,230,972 shares held at June 30, 2007 and December 31, 2006, respectively	(66,792)	(56,045)
Total stockholders’ equity	180,073	179,596
Total Liabilities and Stockholders’ Equity	$270,388	$269,986

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ODSY Announces Second Quarter 2007 Results

July 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$7,833	$12,331
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	729	1,003
Depreciation and amortization	2,942	2,488
Amortization of debt issue costs	54	55
Stock-based compensation	2,051	2,919
Deferred tax benefit	(633)	(230)
Tax benefit realized for stock option exercises	(115)	(734)
Provision for uncollectible accounts	1,819	2,057
Changes in operating assets and liabilities:
Accounts receivable	(13,198)	(1,413)
Other current assets	5,801	(924)
Accounts payable, accrued nursing home costs,
accrued Medicare cap and other accrued expenses	(324)	3,858
Net cash provided by operating activities	6,959	21,410

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(1,273)	(35)
Cash received from the sale of hospice programs	430	
Decrease in short-term investments	16,304	1,513
Purchase of property and equipment	(6,581)	(4,977)
Net cash provided by (used) in investing activities	8,880	(3,499)

Financing Activities:
Proceeds from issuance of common stock	842	2,631
Tax benefit realized for stock option exercises	115	734
Purchases of treasury stock	(10,747)	(8,280)
Payments of debt issue costs	(341)	
Payments on debt	(1)	(3)
Net cash used in financing activities	(10,132)	(4,918)

Net increase in cash and cash equivalents	5,707	12,993
Cash and cash equivalents, beginning of period	7,572	15,183
Cash and cash equivalents, end of period	$13,279	$28,176

Supplemental Cash Flow Information:
Interest paid	$42	$38
Income taxes paid	$194	$6,934

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